SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2020

ULTRA CLEAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50646		61-1430858
(Commission File Number)		(IRS Employer Identification No.)

26462 CORPORATE AVENUE HAYWARD, CA		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (510) 576-4400

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	UCTT	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Acquisition and Related Merger Agreement

On December 16, 2020, Ultra Clean Holdings, Inc., a Delaware corporation (“Ultra Clean”), Sir Daibus Ltd., a company organized under the laws of the State of Israel and an indirect, wholly-owned subsidiary of Ultra Clean (“Parent Merger Sub”), Bealish Ltd., a company organized under the laws of the State of Israel and an indirect wholly-owned subsidiary of Ultra Clean (“Merger Sub”), and Ham-Let (Israel-Canada) Ltd., a public company organized under the laws of the State of Israel whose shares are traded on the Tel Aviv Stock Exchange (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving as an indirect, wholly-owned subsidiary of Ultra Clean.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger, each ordinary share, par value one Israeli Shekel (NIS 1) per share, of the Company (each, an “Ordinary Share”) issued and outstanding immediately prior to the effective time of the Merger, other than shares held by the Company or any of its subsidiaries, shall automatically be converted into and represent the right to receive from Ultra Clean NIS 64.0 in cash, without interest (such per share amount, the “Merger Consideration”).

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, (i) each option to purchase Ordinary Shares of the Company that is outstanding and unexercised immediately prior to the effective time of the Merger, whether or not vested, shall be canceled in exchange for the right to receive a lump sum cash payment (without interest) equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per Ordinary Share for such option multiplied by (ii) the total number of shares underlying such option.

As of the date hereof, Ultra Clean expects the aggregate purchase price for the Company’s entire share capital to be approximately NIS 934 million (or approximately $287 million based on the exchange rate in effect at the close of business on December 10, 2020), which assumes gross value of shares covered by employee options. In addition, the Company had NIS 198 million of net debt as of December 10, 2020 (or approximately $61 million based on the exchange rate in effect at the close of business on December 10, 2020).

The boards of directors of Ultra Clean, Parent Merger Sub, Merger Sub and the Company have unanimously approved the Merger Agreement. The Merger Agreement requires that the Merger be approved by the holders of at least a majority of the Ordinary Shares voted at a meeting of the Company’s shareholders, excluding any Ordinary Shares held by Merger Sub, Ultra Clean or any person or entity holding at least 25% of the means of control of either Merger Sub or Ultra Clean, or any person or entity acting on behalf of either Merger Sub or Ultra Clean or any family member of, or entity controlled by, any of the foregoing.

In addition, consummation of the Merger is subject to other customary closing conditions, including (i) the expiration or termination of any waiting period under, or the receipt of approvals under, applicable foreign competition laws, (ii) the expiration of a period of at least fifty days after the filing of a merger proposal executed in accordance with Section 316 of the of the Companies Law 5759-1999 of the State of Israel with the Registrar of Companies of the State of Israel and (iii) the expiration of a period of at least thirty days after the approval of the Merger by the shareholders of the Company. The Merger Agreement also contains customary representations and warranties of Ultra Clean and the Company. Simultaneously with the execution and delivery of the Merger Agreement, the Company’s largest shareholder, holding 30.5% of the voting power of the Company’s Ordinary Shares, entered into a written undertaking pursuant to which such shareholder agreed, subject to certain terms and conditions, among other things, to vote their Company shares in favor of the approval of the Merger.

The Merger Agreement requires the Company to abide by customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to and enter into discussions or negotiations with third parties regarding alternative acquisition proposals.

The Merger Agreement contains certain termination rights for Ultra Clean and the Company. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay to Ultra Clean a termination fee of approximately NIS 38.5 million (or approximately $12 million based on the exchange rate in effect at the close of business on December 10, 2020).

In connection with the Merger Agreement, Ultra Clean entered into a commitment letter (the “Commitment Letter”) with Barclays Bank PLC (“Barclays”) pursuant to which Barclays has committed to provide to Ultra Clean, as the borrower, a $355 million senior secured incremental term loan B facility (the “Incremental Term Loan”) which shall constitute an increase to the amount of term loan indebtedness outstanding under Ultra Clean’s existing credit agreement, dated as of August 27, 2018 and amended as of October 1, 2018 (the “Existing Credit Facility”). The Incremental Term Loan, together with cash on hand, is expected to be used to finance the transaction contemplated by the Merger Agreement, to refinance existing debt of the Company, and to pay fees and expenses incurred in connection with the Incremental Term Loan and the acquisition. Barclays’s commitment to provide the Incremental Term Loan is subject to a number of conditions including, without limitation, (i) the non-occurrence of a material adverse effect with respect to the Company, (ii) the completion of definitive amendment documentation to the Existing Credit Facility mutually acceptable to Ultra Clean and Barclays and (iii) other customary closing conditions.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement filed herewith as Exhibit 2.1, which is incorporated herein by reference. The Merger Agreement has been included as an exhibit hereto solely to provide stockholders with information regarding its terms. It is not intended to be a source of financial, business, or operational information about Ultra Clean, the Company, or their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Merger Agreement: are made only for purposes of the Merger Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or stockholders. Investors and stockholders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Ultra Clean, the Company or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement which subsequent information may or may not be fully reflected in public disclosures.

Item 2.02	Results of Operations and Financial Condition.

On December 16, 2018, Ultra Clean announced the signing of the Merger Agreement described in Item 1.01 above and disclosed certain financial information regarding Ultra Clean and the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On December 16, 2018, Ultra Clean announced the signing of the Merger Agreement described in Item 1.01 above. A copy of the press release announcing the signing of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward Looking Statements

This report includes forward-looking statements regarding the Merger and related transactions that are not historical or current facts and deal with potential future circumstances and developments, in particular statements regarding whether and when the transactions contemplated by the Merger Agreement will be consummated. Forward-looking statements are qualified by the inherent risk and uncertainties surrounding future expectations generally and may materially differ from actual future experience. Risks and uncertainties that could affect forward-looking statements include: satisfaction of conditions to the closing of the transaction, satisfaction of conditions to the debt financing for the acquisition and the risks that are described in Ultra Clean’s reports filed with the Securities and Exchange Commission (“SEC”), including the annual report on Form 10-K for the year ended December 27, 2019 and subsequently filed quarterly reports on Form 10-Q. This report speaks only as of its date and Ultra Clean disclaims any duty to update the information herein other than as required by applicable law or regulation.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of December 16, 2020, by and among Ultra Clean Holdings, Inc., Sir Daibus Ltd., Bealish Ltd. and Ham-Let (Israel-Canada) Ltd.
99.1	Press Release of Ultra Clean Holdings, Inc. dated December 16, 2020, announcing the Agreement and Plan of Merger and disclosing certain financial information regarding Ultra Clean and the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the Securities and Exchange Commission upon request any omitted schedule or exhibit to the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date:	December 17, 2020	By:	/s/ Sheri Savage
			Name:	Sheri Savage
			Title:	Chief Financial Officer and Senior Vice President of Finance